SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Filed by the Registrant    (X)
     Filed by a Party other than the Registrant   ( )

     Check the appropriate box:
     ( )  Preliminary Proxy Statement    ( )  Confidential, For Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))

     (X)  Definitive Proxy Statement
     ( )  Definitive Additional Materials
     ( )  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12


                            PLM INTERNATIONAL, INC.
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              (Name of Registrant as Specified In Its Charter)


                                    N.A.
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             (Names of Person(s) Filing Proxy Statement, if Other
                          Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

       (X)   No fee required.
       ( )   Fee computed on table below per Exchange Act Rules
               14a-6(i)(1) and 0-11.
       (1)   Title of each class of securities to which transaction applies:

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       (2)   Aggregate number of securities to which transaction applies:

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       (3)   Per unit price or other underlying value of transaction
     computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)   Proposed maximum aggregate value of transaction:

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       (5)   Total fee paid:

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       ( )   Fee paid previously with preliminary materials:

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       ( )   Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount Previously Paid:

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       (2)   Form, Schedule or Registration Statement no.:

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       (3)   Filing Party:

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       (4)   Date Filed:

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                                                      November 4, 1997

     Dear Stockholder:

          You are invited to attend a Special Meeting of Stockholders of PLM International, Inc. (the "Company") to be held at 1:00 p.m. (Pacific Time) on Wednesday, November 26, 1997, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California.

          At the meeting, the stockholders will be asked to consider and vote upon a proposal that would amend Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-200 reverse stock split followed by a 200-for-1 forward stock split of the Company's Common Stock. The Board of Directors of the Company, having determined that the proposal and the transactions contemplated thereby are in the best interests of the Company and its stockholders, unanimously approved the proposal and recommends that all stockholders of the Company vote FOR the proposal. The Notice of Special Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

          As described in more detail in the accompanying Proxy Statement, adoption of this proposal would have the effect of redeeming, at the current market price, all outstanding shares of Common Stock owned by stockholders holding less than 200 shares. As of September 29, 1997, holders of record of less than 200 shares comprised more than 52% of the total number of record holders of Common Stock, even though such persons collectively held only approximately 6% of the total number of shares outstanding. Management of the Company believes that, if approved by the Company's stockholders, the proposal will result in savings to the Company through the reduction of certain costs associated with maintaining and administering such a large number of stockholder accounts. Adoption of the proposal would also enable holders of record of less than 200 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction.

          WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your continued support.

                                   Very truly yours,

                                   Robert N. Tidball
                                   President




                          PLM INTERNATIONAL, INC.

                              One Market Plaza
                      Steuart Street Tower, Suite 800
                    San Francisco, California 94105-1301


                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

          A Special Meeting of Stockholders (the "Special Meeting") of PLM International, Inc. (the "Company") will be held at 1:00 p.m. (Pacific Time) on Wednesday, November 26, 1997, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California in order to consider and vote upon a proposal to amend Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-200 reverse stock split followed by a 200-for-1 forward stock split of the Company's Common Stock, as more fully described in the accompanying Proxy Statement.

          Holders of record of Common Stock of the Company on October 10, 1997 will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for inspection by any stockholder of the Company at the Special Meeting.

          If the proposal is approved at the Special Meeting and the transactions contemplated thereby consummated, holders of record of less than 200 shares of Common Stock immediately prior to the reverse stock split who do not vote in favor of the proposal and who otherwise comply with the applicable provisions of Section 262 of the Delaware General Corporation Law (the "DGCL") will be entitled to assert certain appraisal rights and to obtain payment from the Company of the "fair value" of their shares in accordance with Section 262 of the DGCL.

          The proposal and the transactions contemplated thereby are important to the Company and its stockholders. The accompanying Proxy Statement describes the proposal and related transactions in detail. Please read the Proxy Statement carefully and then complete, sign and date the enclosed white proxy card and return it in the enclosed postage-prepaid envelope. Your prompt response will be appreciated.

                                   By Order of the Board of Directors

                                   Robert N. Tidball
                                   President

     November 4, 1997
     San Francisco, California


          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON BY COMPLETING A BALLOT OR PROXY AT THE MEETING.




                          PLM INTERNATIONAL, INC.
                              PROXY STATEMENT
                      SPECIAL MEETING OF STOCKHOLDERS

                             November 26, 1997

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PLM International, Inc. ("PLM International" or the "Company") of proxies to be voted at the Special Meeting of Stockholders to be held at 1:00 p.m. (Pacific Time) on Wednesday, November 26, 1997, at the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California, or any adjournment or postponements thereof (the "Special Meeting").

          The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 4, 1997. The costs of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, telegraph and advertisements. The Company has retained MacKenzie Partners, Inc. ("MacKenzie") to assist in the solicitation of proxies from brokers, nominees and individuals. MacKenzie's estimated fee for this service is $7,500 plus reimbursement of out-of-pocket expenses incurred in forwarding solicitation materials to stockholders of the Company.

     VOTING OF PROXIES

          All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies. If no choice is indicated, the shares represented by a signed proxy will be voted in favor of the proposal described in this Proxy Statement (the "Proposal"). The affirmative vote of a majority of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") will be required for approval of the Proposal.

          Votes at the Special Meeting will be tabulated by one or more independent inspectors of election appointed by the Company. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) will be included in the determination of shares present at the Special Meeting for purposes of determining a quorum. Abstentions and broker non-votes will have the effect of a vote against the Proposal.

          A stockholder submitting a proxy may revoke it at any time before it is voted at the Special Meeting by notifying the Legal Department of the Company in writing of such revocation, by properly executing a subsequently dated proxy or by voting in person at the Special Meeting.

     OUTSTANDING VOTING SECURITIES

          Stockholders of record on October 10, 1997 (the "Record Date"), or their proxies, are entitled to vote at the Special Meeting. On the Record Date, the outstanding voting stock of the Company consisted of 9,047,121 shares of Common Stock. Each share of Common Stock will be entitled to one vote per share on each matter presented for a vote at the Special Meeting. There is no provision in the Certificate of Incorporation of the Company permitting cumulative voting.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information known to the Company with respect to beneficial ownership of the Common Stock as of September 29, 1997 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the directors and named executive officers of the Company and (iii) all directors and executive officers of the Company as a group.

                                              NUMBER OF SHARES OF    PERCENT OF COMMON
     NAME AND ADDRESS OF BENEFICIAL OWNER        COMMON STOCK             STOCK(1)
     ------------------------------------     -------------------    -----------------
     Steel Partners II, L.P.   . . . . . .         1,125,900                 12
        750 Lexington Avenue, 27th Floor
        New York, New York  10022
     Warren G. Lichtenstein(2) . . . . . .         1,125,900                 12
        750 Lexington Avenue, 27th Floor
        New York, New York  10022
     J. Michael Allgood(3) . . . . . . . .            76,621                  *
     Randall L.W. Caudill  . . . . . . . .                 0                  *
     D.R. Dugan(4) . . . . . . . . . . . .            30,000                  *
     Douglas P. Goodrich(5)  . . . . . . .           117,823                  1
     Harold R. Somerset(6) . . . . . . . .            36,000                  *
     Robert N. Tidball(7)  . . . . . . . .           275,439                  3
     Robert L. Witt  . . . . . . . . . . .             5,000                  *
     All directors and executive
      officers as a group (11 people)(8) .           666,269                  7

     _____________________

     * Represents less than 1% of the outstanding shares.

     (1) Computed on the basis of 9,047,566 shares of Common Stock outstanding (excluding treasury stock). Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Includes shares of Common Stock that would be owned upon the exercise of outstanding options to purchase such securities.

     (2) Includes 1,125,900 shares held by Steel Partners II, L.P. The general partner of Steel Partners II, L.P is Steel Partners, L.L.C., of which Mr. Lichtenstein is the chief executive officer. Mr. Lichtenstein may be deemed to be the beneficial owner of all of such shares by virtue of his power to vote and dispose of such shares.

     (3) Includes 60,000 shares of Common Stock that may be purchased by Mr. Allgood upon exercise of options.

     (4) Includes 30,000 shares of Common Stock that may be purchased by Mr. Dugan upon exercise of options.

     (5) Includes 75,000 shares of Common Stock that may be purchased by Mr. Goodrich upon exercise of options.

     (6) Includes 30,000 shares of Common Stock that may be purchased by Mr. Somerset upon exercise of options.

     (7) Includes 170,000 shares of Common Stock that may be purchased by Mr. Tidball upon exercise of options.

     (8) Includes 415,000 shares of Common Stock that may be purchased by directors and executive officers upon exercise of options.



                PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
           FOLLOWED BY A FORWARD STOCK SPLIT OF THE COMMON STOCK

          GENERAL. The Board has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, an amendment (the "Amendment") to the Company's Certificate of Incorporation effecting (a) a reverse stock split of the outstanding Common Stock as of 6:00 p.m. (Eastern Time) on the date the Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date") pursuant to which each 200 shares of Common Stock then outstanding will be converted into one share of Common Stock (the "Reverse Split") and (b) a forward split of the Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date pursuant to which each share (or fraction thereof, excluding holdings of less than one share resulting from the Reverse Split) of Common Stock then outstanding will be converted into a number of shares of Common Stock at a rate of 200-for-1 (the "Forward Split"). In lieu of issuing the fractional shares that will result from the Reverse Split to stockholders of record of less than 200 shares immediately prior to the Reverse Split, the Company will make a cash payment based on the average daily closing price per share of the Common Stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date, as discussed below. The text of the Amendment is attached as Appendix A hereto. The filing of the Amendment and the consummation of the Transaction, including the making of cash payments to stockholders whose shares of Common Stock are converted into less than a whole share of Common Stock in the Reverse Split, are collectively referred to herein as the "Transaction".

          The effect of the Transaction on the holders of Common Stock will be as follows:

               (a) The shares of Common Stock of each holder of record of less than 200 shares of Common Stock immediately prior to the Reverse Split will be converted in the Reverse Split into the right to receive cash according to the formula set forth below. See "CASH PAYMENT IN LIEU OF SHARES" below.

               (b) The shares of Common Stock of each holder of record of 200 or more shares of Common Stock immediately prior to the Reverse Split will first be converted in the Reverse Split into a number of shares of Common Stock equal to the number of shares held immediately prior to the Reverse Split divided by 200. One hour after the Reverse Split, the number of shares of Common Stock of each holder (other than the fractional shares held of record by persons who held less than 200 shares immediately prior to the Reverse Split) will be converted in the Forward Split into multiple shares of Common Stock on the basis of 200 shares of Common Stock for each share or fraction thereof then held. As a result, the number of shares held by each holder of record of 200 or more shares immediately prior to the Reverse Split will be unchanged upon completion of the Transaction.

          ANY HOLDER OF RECORD OF LESS THAN 200 SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO AT LEAST
     200. ANY BENEFICIAL OWNER OF LESS THAN 200 SHARES WHO IS NOT A HOLDER OF RECORD AND WHO DESIRES TO HAVE HIS SHARES EXCHANGED FOR CASH PURSUANT TO THE TRANSACTION SHOULD INSTRUCT HIS BROKER TO TRANSFER HIS SHARES INTO HIS NAME IN A TIMELY MANNER SUCH THAT SUCH BENEFICIAL OWNER WILL BE DEEMED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE SPLIT.

          CASH PAYMENT IN LIEU OF SHARES. In lieu of issuing the fraction of a share of Common Stock that will result from the Reverse Split to each holder of record of less than 200 shares, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily closing price per share of the Common Stock on the American Stock Exchange for the ten trading days immediately preceding the Effective Date. Such per share price is hereinafter referred to as the "Purchase Price."

          Each stockholder who holds less than 200 shares of record immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Split. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction.

          As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of less than 200 shares of Common Stock immediately prior to the Reverse Split. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's exchange agent in exchange for a cash payment in lieu of the fractional share into which each such holder's shares of Common Stock were converted in the Reverse Split. No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. See "EXCHANGE OF STOCK CERTIFICATES" below. The Company's exchange agent is ChaseMellon Shareholder Services, LLC, 85 Challenger Road Maildrop - Reorg., Overpeck Centre, Ridgefield Park, New Jersey 07660; Attention: Reorganization Department;
     Telephone: 800-777-3674.

          EFFECT OF THE PROPOSED STOCK SPLITS. Upon consummation of the Reverse Split at 6:00 p.m. (Eastern Time) on the Effective Date, each stockholder who owned of record less than 200 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving less the fraction of a share resulting from the Reverse Split. The interest of each such stockholder in the Company will be terminated thereby, and each such stockholder will have no right to vote as a stockholder or share in the Company's assets, earnings or profits following the Reverse Split.

          Upon consummation of the Reverse Split at 6:00 p.m. (Eastern
     Time) on the Effective Date, each stockholder who owned of record 200 or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split. As of 7:00 p.m. (Eastern Time) on the Effective Date, each such share, including any fraction thereof held by such record holder immediately after the Reverse Split, will be converted into multiple shares of Common Stock on the basis of 200 shares of Common Stock for each share or fraction thereof then held. Each such stockholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of each such stockholder's ownership of Common Stock following the Transaction.

          The Company's Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of Common Stock.
     The authorized Common Stock will not be changed by reason of the Transaction. As of September 29, 1997, the number of outstanding shares of Common Stock was 9,047,566. Based upon the Company's best estimates, if the Transaction had been consummated as of such date, the number of outstanding shares of Common Stock would have been reduced by the Reverse Split from 9,047,566 to approximately 8,478,806 or by approximately 570,000 shares, and the number of holders of record of Common Stock would have been reduced from approximately 7,983 to approximately 3,761 or by approximately 4,222 stockholders.

          The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Transaction will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act to become a "private" company. In addition, consummation of the Transaction is not expected to affect adversely the eligibility of the Common Stock to be traded on the American Stock Exchange.

          Based on the aggregate number of shares owned by holders of record of less than 200 shares as of September 29, 1997 and the average daily closing price per share of the Common Stock on the American Stock Exchange for the ten trading days immediately preceding such date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to persons who held less than 200 shares of Common Stock immediately prior to the Reverse Split will total approximately $3,263,250 in the aggregate (570,000 shares multiplied by an assumed Purchase Price of $5.725 per share).

          The par value of the Common Stock will remain at $.01 per share following consummation of the Transaction, and the number of shares of Common Stock outstanding will be reduced. The increase in the authorized but unissued number of shares of Common Stock resulting from the Transaction could have an anti-takeover effect. Shares of Common Stock could, within the limits imposed by applicable law, be issued by the Company in one or more transactions that would make more difficult, and therefore less likely, a takeover of the Company. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Because the number of shares subject to redemption pursuant to the Transaction represents only approximately 6% of the total number of shares outstanding as of the Record Date, the dilutive effect of re-issuing any of such redeemed shares could be expected to be correspondingly small.

          PURPOSE OF THE PROPOSED STOCK SPLITS. As of September 29, 1997, each of approximately 4,222 record holders of Common Stock, or approximately 53% of the total number of record holders, owned less than 200 shares of Common Stock. In addition, such stockholders owning less than 200 shares own in the aggregate approximately 6% of the outstanding shares of Common Stock.
     Based on the average daily closing price per share of the Common Stock on the American Stock Exchange for the ten trading days immediately preceding September 29, 1997 of $5.725, ownership of 199 shares of Common Stock has a market value of approximately $1,139.

          The cost of administering each stockholder's account and the amount of time spent by management of the Company in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining small stockholder accounts, management of the Company believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 4,222 accounts containing less than 200 shares of Common Stock. It is expected that the direct cost of administering stockholder accounts will be reduced by up to approximately $65,000 per year if the Transaction is consummated.

          In addition, since the Company is unable to locate a significant number of its stockholders with small holdings, the Company believes it would be unable to acquire the shares of Common Stock of such stockholders, and realize the savings described above, by making a tender offer to acquire such shares. Accordingly, if the Company is to acquire these shares, the Company believes it must do so by means of the Reverse Split. Funds otherwise payable pursuant to the Transaction to a stockholder who cannot be located will be held until proper claim therefor is made, subject to applicable escheat laws.

          Further, the Reverse Split will enable holders of record of less than 200 shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

          If the Transaction is consummated, the Common Stock held by the Company as treasury shares and available for subsequent issuance would increase by approximately 570,000 shares, based on record ownership of Common Stock as of September 29, 1997. While the Company has no current specific plans to issue Common Stock other than pursuant to the Company's existing stock option plans, the additional treasury shares would provide the Board with flexibility in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional Common Stock could be used by the Company in connection with (i) the establishment of director or employee stock compensation plans, (ii) the issuance of warrants in connection with the refinancing of debt, (iii) future acquisitions by the Company, (iv) future capital raising by the Company and (v) other corporate purposes. Unless required by law or regulatory authorities, no further authorization by vote of stockholders will be sought for any future Common Stock issuances. No stockholder will have any preemptive or other preferential right to purchase any Common Stock that may be issued and sold by the Company in the future.

          EXCHANGE OF STOCK CERTIFICATES. As soon as practicable after the Effective Date, the Company will send letters of transmittal, for use in transmitting stock certificates to the Company's designated exchange agent, to all stockholders of record who held less than 200 shares of Common Stock immediately prior to the Reverse Split. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificate(s), each such stockholder will receive cash in the amount to which the holder is entitled, as described above, in lieu of the fractional share into which such stockholder's shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a stockholder of record who held less than 200 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Transaction. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction. See "CASH PAYMENT IN LIEU OF SHARES" above.

          In connection with the Transaction, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date. After the Effective Date, each certificate representing shares of Common Stock that was outstanding prior to the Effective Date and that was held by a stockholder of record of 200 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of the same number of shares as is set forth on the face of the certificate. Any stockholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time by contacting the exchange agent at the address set forth above for instructions for surrendering his old certificates. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

          CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of certain Federal income tax consequences to stockholders who receive cash pursuant to the Transaction and/or continue to hold Common Stock immediately after the consummation of the Transaction. This summary is based on existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to a particular stockholder in light of his individual investment circumstances, such as a stockholder who is subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), a stockholder who received his Common Stock as compensation for services rendered or pursuant to the exercise of an employee stock option, or a stockholder who has held, or will hold, his Common Stock as part of a straddle, hedging, or conversion transaction for Federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that stockholders have held, and will hold, their shares of Common Stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended. Each stockholder is urged to consult his tax advisor as to the particular Federal, state, local, foreign, and other tax consequences, in light of his specific tax circumstances, of receiving cash pursuant to the Transaction and/or continuing to hold Common Stock immediately after the consummation of the Transaction.

          Consequences to Stockholders Who Exchange All of Their
          Common Stock for Cash Pursuant to the Transaction
          ------------------------------------------------------

          A stockholder who receives cash in exchange for a fractional share pursuant to the Reverse Split, and who does not continue to hold any Common Stock immediately thereafter, will recognize capital gain or loss in an amount equal to the difference between the cash received in the Transaction and his aggregate adjusted tax basis in shares of Common Stock disposed of, provided that the receipt of cash by the stockholder (i) results in a "complete termination" of such stockholder's equity interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to such stockholder, or (iii) is "substantially disproportionate" with respect to such stockholder, each as discussed below. If such gain is not treated as capital gain under any of these three tests, such gain will be treated as ordinary dividend income to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of such stockholder's aggregate adjusted tax basis in his shares, and thereafter as capital gain. See "-- Maximum Tax Rates Applicable to Capital Gain" below.

          In applying these tests, a stockholder will be treated as owning shares actually or constructively owned by certain individuals and entities related to such stockholder.

          A stockholder who disposes of all of his Common Stock in the Transaction and who is not a party related to any other person who continues to hold Common Stock immediately after the consummation of the Transaction, will generally be treated as having completely terminated his equity interest in the Company.

          A stockholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such stockholder's proportionate interest in the Company resulting from the Transaction constitutes a "meaningful reduction" given such stockholder's particular facts and circumstances.

          The receipt of cash in the Transaction will be "substantially disproportionate" for a stockholder if the percentage of the then outstanding shares of Common Stock actually and constructively owned by such stockholder immediately after the consummation of the Transaction is less than 80% of the percentage of the shares of Common Stock actually and constructively owned by such stockholder immediately before the consummation of the Transaction.

          Consequences to Stockholders Who Continue to Hold Common Stock Immediately After the Consummation of the Transaction
          -----------------------------------------------------------

          The Company believes that the Transaction will be treated, for Federal income tax purposes, as a "tax-free recapitalization". Accordingly, a stockholder who continues to hold Common Stock immediately after the consummation of the Transaction and who receives no cash pursuant to the Transaction will, for Federal income tax purposes, (i) not recognize any gain or loss in the Transaction and (ii) have the same adjusted tax basis and holding period in the Common Stock as he had in such Common Stock immediately prior to consummating the Transaction.

          Shares Held in Multiple Accounts. A stockholder who is the holder of record of less than 200 shares of Common Stock in at least one account and is the beneficial owner (but not a record holder) of shares of Common Stock in at least one other account, and thus will both hold Common Stock immediately after the consummation of the Transaction and be entitled to receive cash pursuant to the Transaction, will generally recognize gain, but not loss, in the Transaction in an amount equal to the lesser of
     (A) the excess of the aggregate fair market value of such shares of Common Stock over the holder's adjusted tax basis in such shares or (B) the amount of cash received in the Transaction. A stockholder's aggregate adjusted tax basis in his shares of Common Stock held immediately after the consummation of the Transaction will be equal to the aggregate adjusted tax basis in his shares of Common Stock held immediately prior to the consummation of the Transaction, increased by any gain recognized in the Transaction, and decreased by the amount of cash received in the Transaction.

          Any gain recognized in the Transaction will be treated, for Federal income tax purposes, as capital gain, provided that the receipt of cash by the stockholder (i) results in a "complete termination" of such stockholder's equity interest in the Company, (ii) is "not essentially equivalent to a dividend" with respect to such stockholder, or (iii) is "substantially disproportionate" with respect to such stockholder, each as discussed above under the heading "-- Consequences to Stockholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction". In applying these three tests, a stockholder may possibly take into account sales of shares of Common Stock that occur substantially contemporaneously with the consummation of the Transaction. If such gain is not treated as capital gain under any of these three tests, the gain will be treated as ordinary dividend income to the extent of the stockholder's ratable share of the Company's undistributed earnings and profits and thereafter as capital gain.

          Maximum Tax Rates Applicable to Capital Gain
          --------------------------------------------

          Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

     APPRAISAL RIGHTS

          Under the DGCL, holders of Common Stock would ordinarily not be entitled to appraisal rights in connection with the Transaction. Pursuant to Section 262(c) of the DGCL, however, the Board has included in the Amendment a provision conferring appraisal rights upon certain holders of Common Stock in connection with the Transaction.

          If the Proposal is approved at the Special Meeting and the Transaction consummated, holders of record of less than 200 shares of Common Stock immediately prior to the Reverse Split who do not vote in favor of the Proposal and who otherwise comply with the applicable statutory procedures summarized herein will be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect such appraisal rights.

          THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX B. ALL REFERENCES IN
     SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

          If the Proposal is approved at the Special Meeting and the Transaction consummated, holders of record of less than 200 shares of Common Stock immediately prior to the Reverse Split ("Appraisal Shares") who follow the procedures set forth in
     Section 262 will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, as determined by such court.

          Under Section 262, where a proposal that (if approved) would give rise to appraisal rights is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262.

          This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Appendix B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix B carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

          A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS (A) MUST NOT VOTE IN FAVOR OF THE PROPOSAL AND (B) MUST DELIVER TO THE COMPANY PRIOR TO THE VOTE ON THE PROPOSAL AT THE SPECIAL MEETING A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S APPRAISAL SHARES. A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST BE THE RECORD HOLDER OF SUCH APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD SUCH APPRAISAL SHARES OF RECORD UNTIL THE CONSUMMATION OF THE TRANSACTION. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH APPRAISAL SHARES PRIOR TO THE CONSUMMATION OF THE TRANSACTION, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF SUCH APPRAISAL SHARES.

          Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

          ALL WRITTEN DEMANDS FOR APPRAISAL SHOULD BE SENT OR
     DELIVERED TO PLM INTERNATIONAL, INC. AT ONE MARKET PLAZA, STEUART STREET TOWER, SUITE 800, SAN FRANCISCO, CALIFORNIA 94105-1301
     ATTENTION: LEGAL DEPARTMENT.

          Within ten days after the consummation of the Transaction, the Company will notify each stockholder who has properly asserted appraisal rights under Section 262 and has not voted in favor of the Proposal of the date the Transaction became effective.

          Within 120 days after the consummation of the Transaction, but not thereafter, the Company or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. The Company is under no obligation to, and has no present intention to, file a petition with respect to the appraisal of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the holders of Appraisal Shares to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

          Within 120 days after the consummation of the Transaction, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statement must be mailed within ten days after a written request therefor has been received by the Company.

          If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Transaction, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares, as determined under Section 262, could be more than, the same as or less than the value of the consideration they would otherwise receive for their Appraisal Shares in the Transaction if they did not seek appraisal of their Appraisal Shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

          The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

          Any holder of Appraisal Shares who has duly demanded an appraisal in compliance with Section 262 will not, after the consummation of the Transaction, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares, except for dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Transaction.

          FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS, IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN THE TRANSACTION.

          If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his rights to appraisal, as provided in the DGCL, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in the Transaction. A stockholder will fail to perfect, or effectively lose or withdraw, his appraisal rights if, among other things, no petition for appraisal is filed by the stockholder within 120 days after the consummation of the Transaction, or if the stockholder has delivered to the Company a written withdrawal of his demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Transaction will require the written approval of the Company.

          The receipt of cash in exchange for all of a stockholder's shares of Common Stock pursuant to the exercise of appraisal rights will generally be treated as a taxable sale of such shares for Federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Consequences to Stockholders Who Exchange All of Their Common Stock for Cash Pursuant to the Transaction" above.

          THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
     "FOR" THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-200 REVERSE STOCK SPLIT FOLLOWED BY A 200-FOR-1 FORWARD STOCK SPLIT OF THE COMMON STOCK.


     STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

          Proposals from stockholders for the 1998 Annual Meeting must be received by the Company no later than January 2, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to the 1998 Annual Meeting. Such proposals should be directed to the attention of the Legal Department, PLM International, Inc., One Market Plaza, Steuart Street Tower, Suite 800, San Francisco, California 94105-1301.

     OTHER BUSINESS

          The Board does not intend to present any other items of business at the Special Meeting. Except for the Proposal, the Board knows of no other items that are likely to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated on the enclosed proxy card will vote in accordance with their judgment on such matters.

     INFORMATION INCORPORATED BY REFERENCE

          The following documents filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference in this Proxy Statement: (i) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996; and (ii) the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 1997. A copy of each of such documents is also being mailed to each stockholder of the Company together with this Proxy Statement.

                                   By Order of the Board of Directors

                                   Robert N. Tidball
                                   President

     San Francisco, California
     November 4, 1997





                                                            APPENDIX A


                    PROPOSED AMENDMENT TO ARTICLE FOURTH OF
                       THE CERTIFICATE OF INCORPORATION
                  TO EFFECT THE PROPOSED REVERSE STOCK SPLIT
                            AND FORWARD STOCK SPLIT


          RESOLVED, that Article FOURTH of the Certificate of Incorporation of the Company is hereby amended by adding as
     Section VII to Article FOURTH the following provisions:

               VII. At 6:00 p.m. (Eastern Time) on the effective date of the amendment adding this Section VII to Article FOURTH (the "Effective Date"), each share of Common Stock held of record as of 6:00 p.m. (Eastern
          Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-two hundredth (1/200) of one share of Common Stock. No fractional share of Common Stock shall be issued to any Fractional Holder (as defined below) upon such reclassification and conversion. Except as set forth in the immediately following sentence, from and after 6:00 p.m. on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Date, without interest. Appraisal rights under Section 262 of the GCL shall be available for each such fractional share of a Fractional Holder who has complied with the provisions of said Section 262. As used herein, the term "Fractional Holder" shall mean a holder of record of less than 200 shares of Common Stock as of 6:00 p.m. (Eastern Time) on the Effective Date, who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of the reclassification and conversion provided for herein.

               At 7:00 p.m. (Eastern Time) on the Effective Date, each share of Common Stock and any fraction thereof (excluding any interest in the Company held by a Fractional Holder converted into cash pursuant to the immediately preceding paragraph) held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into multiple shares of Common Stock on the basis of 200 shares of Common Stock for each share of Common Stock then held.





                                                            APPENDIX B

                             SECTION 262 OF THE
                       GENERAL CORPORATION LAW OF THE
                             STATE OF DELAWARE


          262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to SECTION228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to SECTION 251 (other than a merger effected pursuant to SECTION 251(g) of this title), SECTION 252, SECTION 254, SECTION 257, SECTION 258,
     SECTION 263 or SECTION 264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of SECTION251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SECTIONS 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                    c.   Cash in lieu of fractional shares or
               fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                    d.   Any combination of the shares of stock,
               depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under
          SECTION 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

          (d)  Appraisal rights shall be perfected as follows:

                    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                    (2) If the merger or consolidation was approved pursuant to SECTION 228 or SECTION 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
               (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections
     (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

          (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 229, L'96, eff. 2-1-96 and Ch. 349, L. '96, eff. 7-1-96.)





          PROXY                                                  PROXY

                             PLM INTERNATIONAL, INC.

              SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 26, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Robert N. Tidball and Douglas P. Goodrich, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, par value $.01 per share, of PLM International, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, to be held on November 26, 1997 and at any and all adjournments and postponements thereof, on all matters before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO AMEND ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-200 REVERSE STOCK SPLIT FOLLOWED BY A 200-FOR-1 FORWARD STOCK SPLIT.

          Please mark this card, fill in the date, sign on the reverse side and return promptly in the enclosed envelope. No postage is necessary if mailed in the United States.

          This Proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other matters that may properly come before the meeting.

                  (Continued and to be signed on other side)


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 BELOW.

          Item 1. Approval and adoption of the proposed amendment to Article FOURTH of the Company's Certificate of Incorporation to effect a 1-for-200 reverse stock split followed by a 200-for-1 forward stock split.

                ( )  FOR      ( )  AGAINST        ( )  ABSTAIN

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS
          MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 ABOVE.


                                  Date: _______________________________

                                  _____________________________________
                                                Signature

                                  _____________________________________
                                         Signature if Held Jointly

                                  NOTE:  Please sign exactly as name
                                  appears hereon.  If stock is held in
                                  the name of two or more persons, all
                                  person should sign.  When signing as
                                  attorney, executor, administrator,
                                  trustee or guardian, please give full
                                  title as such.  If a corporation,
                                  please sign in full corporate name
                                  by President or other authorized
                                  officer.  If a partnership, please
                                  sign in partnership name by
                                  authorized person.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED ENVELOPE.